Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of CELSION CORPORATION, a Delaware corporation (the “Corporation”), hereby constitutes and appoints Michael H. Tardugno and Gregory Weaver, and each of them acting individually, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file (i) one or more Registration Statements on Form S-3 (or other appropriate form) for filing with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended (Securities Act), and any other documents in support thereof or supplemental or amendatory thereto, with respect to the issuance of common stock, preferred stock, warrants and rights to purchase common stock or preferred stock, debt securities and units consisting of two or more of the foregoing securities (each a Security and collectively, the Securities) (including any Securities that are, by their terms, exchangeable for or convertible into other Securities and the Securities issuable upon exchange or conversion of such convertible or exchangeable Securities), that will generate proceeds of up to $75,000,000 (or the equivalent in foreign denominated currency), of the Corporation, and (ii) a Registration Statement, and any and all amendments thereto, relating to the offering covered thereby filed pursuant to Rule 462(b) under the Securities Act, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or his substitute, may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Michael H. Tardugno	President and Chief Executive Officer	August 13, 2012
Michael H. Tardugno	(Principal Executive Officer) and Director

/s/ Gregory Weaver	Senior Vice President and Chief Financial Officer	August 13, 2012
Gregory Weaver	(Principal Financial Officer)

/s/ Timothy J. Tumminello	Controller and Chief Financial Officer	August 13, 2012
Timothy J. Tumminello

/s/ Max E. Link	Chairman of the Board, Director	August 13, 2012
Max E. Link, PhD.

/s/ Augustine Chow	Director	August 13, 2012
Augustine Chow, PhD.

/s/ Frederick J. Fritz	Director	August 13, 2012
Frederick J. Fritz

/s/ Robert W. Hooper	Director	August 13, 2012
Robert W. Hooper

/s/ Alberto Martinez	Director	August 13, 2012
Alberto Martinez